UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 17, 2002

SONA DEVELOPMENT CORP.
(Exact name of registrant as specified in its charter)

TEXAS
(State or other jurisdiction of incorporation or organization)

000-28311 (Commission File Number)	76-027334 (IRS Employer Identification Number)

Nora Coccaro, President
1818-1177 West Hastings Street, Vancouver, British Columbia, Canada V6E 2K3
 (Address of principal executive offices)

(604) 602-1717
(Registrant's telephone number, including area code)

ITEM 5. Other Events

On October 18, 2002, a special meeting of the shareholders of Net Master Consultants, Inc. ("Company") was held to consider managements proposals to change the name of the Company to Sona Development Corp., to consolidate the Company's capital structure through effecting a one for ten (1:10) reverse split of the common stock and to elect Nora Coccaro as the Company's sole director. Shareholder votes represented at the special meeting, either in person or by proxy totaled 4,219,522 or 53.34% of the Company's issued and outstanding shares, constituted quorum for the purpose of considering the proposals presented.

The shareholders by a vote of 4,219,522 in favor and 0 against, with 0 votes abstaining resolved to change the Company's name from Net Master Consultants, Inc. to Sona Development Corp. The name change was effected on November 27, 2002 upon filing the required amendment with the State of Texas.

The shareholders by a vote of 4,219,122 in favor and 400 against, with 0 votes abstaining resolved to reverse split the Company's common stock on a one for ten (1:10) basis. The reverse split was effected by the Company's board of directors on December 17, 2002 in coordination with the Company's transfer agent and the NASD. The reverse split reduced the Company's issued and outstanding common shares from 7,910,792 to 791,079.

The shareholders by a vote of 4,219,122 in favor and 400 against, with 0 abstaining resolved to elect Nora Coccaro as the Company's sole director to serve until the Company's next annual general meeting.

The Company's new trading symbol on the Over the Counter Bulletin Board is "SDVC".

ITEM 7. Financial Statements and Exhibits

The following exhibit(s) are included as part of this report:

1. Amendment to the Company's Articles of Incorporation dated October 18 2002 (SEC Reference Number 3(i)(b).

Pursuant to the requirement of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONA DEVELOPMENT CORP.
Signature	Date

By:/s/ Nora Coccaro	December 17, 2002
Name: Nora Coccaro
Title: President

EXHIBIT 3(i)(b)

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

ARTICLE ONE

The name of the corporation is Net Master Consultants, Inc.

ARTICLE TWO

The following amendment to the Articles of Incorporation, dated December 27, 1988, was adopted by the stockholders of the corporation on October 18, 2002.

This amendment deletes Article I of the Articles of Incorporation in its entirety, providing for a new Article I, as set forth below; and includes a description of the stockholders approval of a one for ten (1:10) reverse split of the corporation's common stock, as detailed in these Articles of Amendment to the Articles of Incorporation as Article Four herein.

The amendment deletes the language in Article I of the Articles of Incorporation and the full text of said amended Article I shall hereby be as follows:

I.
NAME

The name of the corporation is Sona Development Corp.

ARTICLE TWO

The number of shares of the corporation outstanding at the time this amendment was approved and these actions ratified was 7,910,792; and the number of shares entitled to vote thereon was 7,910,792.

ARTICLE THREE

The number of shares voted to amend the corporation's Articles of Incorporation in favor of a change in the corporation's name was 4,219,522 with 0 votes against; the number of shares voted to approve a one for ten reverse (1:10) reverse split of the corporation's common stock was 4,219,122 with 400 votes against. The number of votes cast in favor of the amendment and the reverse split of the corporation's common stock by the stockholders was sufficient for approval of same.

ARTICLE FOUR

The manner, in which any exchange, reclassification or cancellation of issued shares provided for in the reverse split shall be effected, is as follows:

At 5.00 p.m. Pacific Time, on the date of the filing of these Articles of Amendment to the Articles of Incorporation, all outstanding shares of common stock held by each holder of record on such date shall be automatically combined at the rate of one-for-ten (1:10) without any further action on the part of the holders thereof or this corporation. No fractional shares will be issued. All fractional shares for one-half share or more shall be increased to the next higher whole number of shares and all fractional shares of less than one-half share shall be decreased to the next lower whole number of shares, respectively.

ARTICLE FIVE

The manner in which such action effects a change in the amount of stated capital is as follows:

Article Four of these Articles of Amendment to the Articles of Incorporation empowers and directs the officers of the corporation to effectuate a one for ten (1:10) reverse split of the corporation's common stock without amending either the par value or the authorized stock structure of the corporation; such that the existing issued and outstanding 7,910,792 common shares par value $0.0001 shall become 791,079 common shares of $0.0001 par value.

The reverse split will have the effect of reducing stated capital by $712.

Dated October 18, 2002

/s/ Nora Coccaro

Nora Coccaro

President